Exhibit 99.B(h)(3)

SCHEDULE D
TO THE AMENDED AND RESTATED
ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
BETWEEN SEI INSTITUTIONAL INVESTMENTS TRUST
AND
SEI INVESTMENTS GLOBAL FUNDS SERVICES

DATED AS OF DECEMBER 10, 2003
as amended September 16, 2004, June 23, 2006, December 7, 2006, December 5, 2007, September
17, 2009, December 9, 2009, September 14, 2010, June 21, 2011, December 6, 2011, March 27, 2012,
December 10, 2013, June 25, 2014, December 9, 2014 and September 15, 2015

Portfolios:

This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust (collectively, the “Funds”):

Large Cap Fund
Small Cap Fund
Emerging Markets Equity Fund
Core Fixed Income Fund
High Yield Bond Fund
Large Cap Index Fund
Large Cap Disciplined Equity Fund
Large Cap Diversified Alpha Fund
Small/Mid Cap Equity Fund
Long Duration Fund
Global Equity Fund
World Equity Ex-US Fund
Emerging Markets Debt Fund
Real Return Fund
U.S. Managed Volatility Fund
Opportunistic Income Fund (f/k/a Enhanced LIBOR Opportunities Fund)
Screened World Equity Ex-US Fund
Strategic U.S. Large Cap Equity Fund
Dynamic Asset Allocation Fund
Ultra Short Duration Bond Fund
Multi-Asset Real Return Fund
Extended Market Index Fund
Small Cap II Fund
Long Duration Credit Fund
S&P 500 Index Fund
Limited Duration Bond Fund
Intermediate Duration Credit Fund
Global Managed Volatility Fund

Fees:	Pursuant to Article 5, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

Large Cap Fund — Class A Shares	0.05%
Small Cap Fund — Class A Shares	0.05%
Emerging Markets Equity Fund — Class A Shares	0.05%
Core Fixed Income Fund — Class A Shares	0.05%
High Yield Bond Fund — Class A Shares	0.05%
Large Cap Index Fund — Class A Shares	0.05%
Emerging Markets Debt Fund — Class A Shares	0.05%
Large Cap Disciplined Equity Fund — Class A Shares	0.05%
Large Cap Diversified Alpha Fund — Class A Shares	0.05%
Small/Mid Cap Equity Fund — Class A Shares	0.05%
Long Duration Fund — Class A Shares	0.05%
Global Equity Fund — Class A Shares	0.05%
World Equity Ex-US Fund — Class A Shares	0.05%
Real Return Fund — Class A Shares	0.05%
U.S. Managed Volatility Fund — Class A Shares	0.05%
Opportunistic Income Fund
(f/k/a Enhanced LIBOR Opportunities Fund) — Class A Shares	0.05%
Screened World Equity Ex-US Fund — Class A Shares	0.05%
Strategic U.S. Large Cap Equity Fund — Class A Shares	0.05%
Dynamic Asset Allocation Fund — Class A Shares	0.05%
Ultra Short Duration Bond Fund — Class A Shares	0.05%
Multi-Asset Real Return Fund — Class A Shares	0.05%
Extended Market Index Fund — Class A Shares	0.05%
Small Cap II Fund — Class A Shares	0.05%
Long Duration Credit Fund — Class A Shares	0.05%
S&P 500 Index Fund — Class A Shares	0.05%
Limited Duration Bond Fund — Class A Shares	0.05%
Intermediate Duration Credit Fund — Class A Shares	0.05%
Global Managed Volatility Fund — Class A Shares	0.05%